Exhibit 23.1

SALISBURY BANCORP, INC.

CONSENT OF BAKER NEWMAN & NOYES, LLC.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-160767 and 333-152930 on Form S-8 of Salisbury Bancorp, Inc. and Subsidiary of our report dated March 31, 2017, relating to the consolidated financial statements of Salisbury Bancorp, Inc. and Subsidiary, which appear in the Annual Report on Form 10-K of Salisbury Bancorp, Inc. and Subsidiary for the year ended December 31, 2016.

/s/ Baker Newman & Noyes LLC

Peabody, Massachusetts

March 31, 2017